Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Kestra Medical Technologies, Ltd.

(Exact Name of Registrant as Specified in its Articles of Association)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee

Equity	Common shares, $1.00 par value, issuable pursuant to the 2025 Incentive Plan	Rule 457(c) and Rule 457(h)	16,112,500(2)	$17	$273,912,500	0.00015310	$41,936

Total Offering Amounts					$273,912,500		$41,936

Total Fee Offsets							N/A

Net Fee Due							$41,936

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional common shares, $1.00 par value (the “common shares”) of Kestra Medical Technologies, Ltd. (the “Registrant”) that become issuable under the Kestra Medical Technologies, Ltd. 2025 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) by reason of any share dividend, share split, recapitalization or other similar transaction.

(2)

Represents common shares issuable pursuant to the Omnibus Incentive Plan which shares consist of 12,890,000 common shares reserved and available for delivery with respect to awards under the Omnibus Incentive Plan and additional common shares that may again become available for delivery with respect to awards under the Omnibus Incentive Plan pursuant to the share counting, share recycling and other terms and conditions of the Omnibus Incentive Plan and common shares that may become reserved and available for delivery with respect to awards under the Omnibus Incentive Plan pursuant to the evergreen provision thereof, pursuant to which the number of shares reserved for issuance under the Omnibus Incentive Plan will automatically increase on January 1st of each year, starting on January 1, 2026, and ending and including December 31, 2036, equal to the lesser of (a) 5% of the Registrant’s common shares outstanding on December 31 of the immediately preceding calendar year; and (b) such smaller number of common shares as determined by the Registrant’s board of directors .

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act based on the price per common share of $17 set forth in the Registrant’s prospectus filed with the Securities and Exchange Commission on March 6, 2025 pursuant to Rule 424(b) under the Securities Act.